Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-120692),
2)	Registration Statement (Form S-3 No. 333-150737),
3)	Registration Statement (Form S-3 No. 333-173951),
4)	Registration Statement (Form S-3 No. 33-94782),
5)	Registration Statement (Form S-3 No. 333-22211),
6)	Registration Statement (Form S-3 No. 333-43267),
7)	Registration Statement (Form S-3 No. 333-39282),
8)	Registration Statement (Form S-3 No. 333-65592), and
9)	Registration Statement (Form S-3 No. 333-125571) of Liberty Property Trust and Liberty Property Limited Partnership,
10)	Registration Statement (Form S-3 No. 333-156460),
11)	Registration Statement (Form S-3 No. 333-148614),
12)	Registration Statement (Form S-3 No. 333-14139),
13)	Registration Statement (Form S-3 No. 333-53297),
14)	Registration Statement (Form S-3 No. 333-63115),
15)	Registration Statement (Form S-3 No. 333-37218),
16)	Registration Statement (Form S-3 No. 333-45032),
17)	Registration Statement (Form S-3 No. 333-63494),
18)	Registration Statement (Form S-3 No. 333-63978),
19)	Registration Statement (Form S-3 No. 333-91702),
20)	Registration Statement (Form S-3 No. 333-107482),
21)	Registration Statement (Form S-3 No. 333-108040),
22)	Registration Statement (Form S-3 No. 333-114609),
23)	Registration Statement (Form S-3 No. 333-118994),
24)	Registration Statement (Form S-3 No. 333-130948),
25)	Registration Statement (Form S-3 No. 333-125572),
26)	Registration Statement (Form S-3 No. 333-122365),
27)	Registration Statement (Form S-3 No. 333-159731),
28)	Registration Statement (Form S-3 No. 333-163572),
29)	Registration Statement (Form S-3 No. 333-173950),
30)	Registration Statement (Form S-8 No. 333-141314) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,
31)	Registration Statement (Form S-8 No. 333-32244) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,
32)	Registration Statement (Form S-8 No. 333-62504) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,
33)	Registration Statement (Form S-8 No. 333-62506) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,
34)	Registration Statement (Form S-8 No. 333-118995) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan, and
35)	Registration Statement (Form S-8 No. 333-159732) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan, and in the related Prospectuses of our report dated February 25, 2011 (except for the income per common share section of Note 2 and Notes 3, 13, 14, 16, and 17, as to which the date is June 30, 2011), with respect to the consolidated financial statements and schedule of Liberty Property Trust, included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 30, 2011